Longwei Petroleum Appoints New Chief Financial Officer

TAIYUAN CITY, China, July 10 /PRNewswire-Asia-FirstCall/ -- Longwei Petroleum Investment Holding Ltd. (OTC Bulletin Board: LPIH), a leading oil and fuel wholesaler and distributor operating in Shanxi Province, China, today announced that it has appointed Mr. James T. Crane to serve as its Chief Financial Officer, effective June 30, 2009.

Mr. Crane is a certified public accountant licensed by the state of Massachusetts and is the founder of J. Crane & Company, P.C., a Cambridge, Massachusetts-based professional services firm. The firm conducts audits of public companies and currently provides auditing, accounting, tax and public company regulatory compliance services to clientele in nine states and five foreign countries.

"James brings significant financial and accountancy experience to our leadership team, and we are very excited to have him join our growing business," said Mr. Cai Yongjun, chief executive officer of Longwei Petroleum. "His financial expertise and background working with publicly traded companies in the U.S., as well as his international experience, will prove vital as we expand our operations, manage our growth, and seek a listing on a senior exchange."

Prior to organizing J. Crane & Company, P.C., Mr. Crane was a partner in the Lexington, Massachusetts professional services firm of Baker O'Connor LLC. Mr. Crane began his career with Ernst & Young. Mr. Crane also serves as Chief Financial Officer of the following public companies: MyStarU.com, Inc.; BioNeutral Group, Inc.; and Feel Golf Co., Inc. He received his B.S. degree in Accountancy from Bentley University.

About Longwei Petroleum Investment Holding Limited

Longwei Petroleum Investment Holding Limited is one of the leading distributors/wholesalers of diesel, gasoline, kerosene and fuel oils in Taiyuan City, the capital of and largest city in Shanxi Province, P.R. China. Longwei Petroleum Investment Holding Limited purchases diesel, gasoline, fuel oil and kerosene from various suppliers. As an intermediary, the company seeks to earn profits by buying diesel, gasoline, fuel oil and kerosene at competitive prices and selling them to other wholesalers. In addition, Longwei also earns revenues by acting as a purchase agent where they charge an agency fee -- a fee which is charged to wholesalers who do not have a license to purchase directly from refineries. Further, the company owns a gas station located on its property where it generates additional profit and revenue. All of the company's operating facilities are located in Taiyuan City, China.

For further information on Longwei Petroleum Investment Holding Limited, please visit the Company's website at http://www.longweipetro.com . You may register to receive Longwei Petroleum's future press releases or request to be added to the Company's distribution list by contacting Dave Gentry.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about Longwei's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Longwei's operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North

America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. Other potential risks and uncertainties include but are not limited to the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

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